Exhibit 5.1
JW

JACKSON WALKER L.L.P.

June 18, 2014

Abraxas Petroleum Corporation
18803 Meisner Drive
San Antonio, TX 78258

Ladies and Gentlemen:

We have acted as counsel for Abraxas Petroleum Corporation, a Nevada corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of 10,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”) pursuant to that certain Underwriting Agreement, dated June 18, 2014 (the “Underwriting Agreement”), relating to the offering and sale of the Common Stock by and among the Company and the representatives, on their behalf and on behalf of the several underwriters named therein.

In rendering the opinions set forth below, we have examined (i) the registration statement on Form S-3 (File No.  333-188110), as amended, with respect to the shares of Common Stock being sold by the Company (the “Registration Statement”); (ii) the prospectus dated June 13, 2013 (the “Base Prospectus”) included in the Registration Statement; (iii) the preliminary prospectus supplement dated June 12, 2014 (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”); (iv) the prospectus supplement dated June 18, 2014 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”); (v) the Articles of Incorporation, as amended, of the Company; (vi) the Amended and Restated Bylaws of the Company dated November 12, 2008; (vii) the Underwriting Agreement; (viii) resolutions of the Board of Directors of the Company dated March 13, 2013 and June 4, 2014; and (ix) such other certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed.

In connection with this opinion, we have assumed that all shares of the Common Stock will be issued and sold in compliance in the manner stated in the Registration Statement, the Prospectus and the Prospectus Supplement.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, upon the issuance, delivery and payment of the shares of Common Stock in accordance with terms of the Underwriting Agreement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

The opinions expressed herein are qualified in the following respects:

A.
We have assumed, without independent verification, that the certificates for the shares of Common Stock will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Stock.

B.
We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

C.
This opinion is limited in all respects to the federal laws of the United States, the Nevada Revised Statutes and the Constitution of the State of Nevada, as interpreted by the courts of the State of Nevada and of the United States. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K of the Company dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our Firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Jackson Walker L.L.P.

JACKSON WALKER L.L.P.

SRJ/EFG